Exhibit T3A-14

Page nelp Page feedback Home Support Center Virtual Terminal. Process Orders Settings Decision Manager Tools & Settings Transaction Search Reports Account Management My User Settings Documentation Transaction Receipt. The Virtual Terminal transaction succeeded Return Codes Resell Code Authonzation Cace AVS Code CVN Code Reference Number Request 10 Payment Information Payment Type Total Amount Carency Transaction Source Transaction Type Credit Card Type Credit Card fumber Customer Information Customer ID Name Company Street Address 1 Street Address 2 City, State Festal Code Country Order Information. Order or Merchant Reference Number Level II Fields Tax: Exempt New Transaction SDX Re Guest was processed successfully. 201412 Match Street address and 5-digit postal code match. Card ventication number matched. M 3521329672 4135133078940176195717 Credit Card 579.95 USD United States Dollar MOTO Mail/Phone Order Sale Amencan Express 9053416 1008 ROBERT MAYERSON 139 STOW ROAD HARVARD MA 01453 United States 5095602 NO Cyber Source, 2014

201428810087 FROM: Jenny Chacon TO: SECRETARY OF STATE DATE: 10/14/14 NAME: PARACORP INCORPORATED ATTORNEYS CORPORATION SERVICE, INC. 5668 E. 61ST STREET CITY OF COMMERCE, CA 90040 (800) 462-5487 DOCUMENT FILLING REQUEST ADDRESS: 2804 GATEWAY OAKS DRIVE SUITE 200 SACRAMENTO, CA 95833 ENTITY NAME: CC California LLC FILE DATE: 10/14/14 PLEASE FIND ENCLOSED: (X) Counter Fee (X) LLC (X) RETURN 1 CERTIFIED COPY/C (X) 24 Hour Expedited Filing (X) Other: SECRETARY OF STATE NOTES: 350 $ 75 TIME/DATE/STAMP: RECEIVED SACRAMENTO ECRETARY OF STATE 2014 OCT 14 PM 2:48 $ 70.00 $ 70.00 $ 70.00 ( LLC-CA/FGN ) LLP () LP () GP $70.00 ( )AMEND-CA/FGN $ 30.00 ( ) CONVERSION CA/FGN $ $70.00 ( ) MERGER-BETWEEN LLCS ( ) MERGER-OTHER ENTITIES $ 150.00 ) RESTATED CA $ 30.00 CORRECTION CA $ 30.00 ( ) DISSOLUTION CA NO FEE ) CANCELLATION CA/FGN NO FEE ) STMT OF INFO CA FGN $ 20.00 AGENT RESIGNATION CAFG NO FEE X) PAGES...() CERTIFY Ú© $ CERT OF GOOD STANDING $ SPECIAL HANDLING RETENTIO $ 15.00 250 TOTAL TOTAL RECEIVED 425 ( ) ACCTG 4 E-MAIL ADDRESS: mjmayerson@gmail.com INVOICE#: 5095602 LLC JENNY REFUND

Secretary of State
Business Programs Division
Business Entities, 1500 11th Street, 3rd Floor, Sacramento, CA 95814

Welcome to California

Congratulations on the registration of your limited liability company with the California Secretary of State. Please see below for important information.

Required Statement of Information

California law requires limited liability companies to keep their public record updated by filing a Statement of Information with the California Secretary of State.

Limited liability companies must file a complete Statement of Information (Form LLC-12) within the first 90 days of filing the Articles of Organization or Application to Register, and then every 2 years after that before the end of the month of the registration date.

Statements of Information for limited liability companies must be submitted on paper to the California Secretary of State, and can be mailed or delivered in person (drop off) to the Sacramento office. Additional information regarding Statements of Information, including forms, instructions and current fees is available at www.sos.ca.gov/business/be/statements.htm.

Current processing times for Statements of Information may be found at www.sos.ca.gov/business/be/processing-times.htm.

Other Business Information and Resources

All business entities are subject to state and federal tax laws. You may wish to contact the following agencies to assist you with these issues:

•	Internal Revenue Service - www.irs.gov or call (800) 829-1040 for forms and issues concerning Federal tax, employer identification numbers, subchapter S elections

•	Franchise Tax Board - www.ftb.ca.gov or call (800) 852-5711 for forms and issues concerning franchise tax and state income tax requirements

•	State Board of Equalization - www.boe.ca.gov or call (916) 445-6464 for forms and issues concerning sales taxes or use taxes

Please refer to www.sos.ca.gov/business/be/resources.htm for a list of other agencies you may need to contact to ensure proper compliance with the laws of the State of California. Please be aware that the California Secretary of State does not license limited liability companies. For licensing requirements, please contact the California city and/or county where the principal place of business is located and/or the state agency, or board with jurisdiction over the activities of the limited liability company.

LLC Welcome-Letter (Rev. 09/2014)	California Secretary of State www.sos.ca.gov/business/be (916) 657-5448

LLC-1	Articles of Organization of a Limited Liability Company (LLC)

201428810087

To form a limited liability company in California, you can fill out this form, and submit for filing along with:

- A **$70** filing fee.
- A separate, non-refundable **$15** service fee also must be included, if you **drop off** the completed form.

Important! LLCs in California may have to pay a minimum $800 yearly tax to the California Franchise Tax Board. For more information, go to https://www.ftb.ca.gov.

LLCs may not provide "professional services," as defined by California Corporations Code sections 13401(a) and 13401.3.

Note: *Before submitting the completed form,* you should consult with a private attorney for advice about your specific business needs.

FILED to 4/NDG
Secretary of State
State of California
OCT 14 2014

ICC This Space For Office Use Only

For questions about this form, go to *www.sos.ca.gov/business/be/filing-tips.htm.*

LLC Name (List the proposed LLC name exactly as it is to appear on the records of the California Secretary of State.)

① CC California LLC
Proposed LLC Name

The name **must** include: LLC, L.L.C., Limited Liability Company, Limited Liability Co., Ltd. Liability Co. or Ltd. Liability Company; and **may not** include: bank, trust, trustee, incorporated, inc., corporation, or corp., insurer, or insurance company. For general entity name requirements and restrictions, go to www.sos.ca.gov/business/be/name-availability.htm.

Purpose

② The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

LLC Addresses

③ a. 4645 De Soto Street — San Diego — CA — 92109
Initial Street Address of Designated Office in CA - Do not list a P.O. Box — City (no abbreviations) — State — Zip

b.
Initial Mailing Address of LLC, if different from 3a — City (no abbreviations) — State — Zip

Service of Process (List a California resident or a California registered corporate agent that agrees to be your initial agent to accept service of process in case your LLC is sued. You may list any adult who lives in California. You may **not** list an LLC as the agent. **Do not** list an address if the agent is a California registered corporate agent as the address for service of process is already on file.)

④ a. Paracorp Incorporated
Agent's Name

b. CA
Agent's Street Address (if agent is not a corporation) - Do not list a P.O. Box — City (no abbreviations) — State — Zip

Management (Check only one.)

⑤ The LLC will be managed by:

☐ One Manager ☐ More Than One Manager ☒ All Limited Liability Company Member(s)

This form must be signed by each organizer. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2" x 11"). All attachments are made part of these articles of organization.

[signature] Robert K. Mayerson
Organizer - Sign here — *Print your name here*

Make check/money order payable to: **Secretary of State**	***By Mail***	***Drop-Off***
Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.	Secretary of State Business Entities, P.O. Box 944228 Sacramento, CA 94244-2280	Secretary of State 1500 11th Street., 3rd Floor Sacramento, CA 95814

Corporations Code §§ 17701.04, 17701.08, 17701.13, 17702.01, Revenue and Taxation Code § 17941
LLC-1 (REV 01/2014)

2014 California Secretary of State
www.sos.ca.gov/business/be

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